Exhibit 32
Certifications Pursuant to 18 U.S.C. Section 1350
     In connection with the Annual Report of National Mentor Holdings, Inc. (the “Company”) on Form 10-K for the fiscal year ended September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350 that, to his knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 13, 2010	By:	/s/ Edward M. Murphy
Edward M. Murphy
Chief Executive Officer

Date: December 13, 2010	By:	/s/ Bruce F. Nardella
Bruce F. Nardella
President and Chief Operating Officer

Date: December 13, 2010	By:	/s/ Denis M. Holler
Denis M. Holler
Executive Vice President, Chief Financial Officer and Treasurer